UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —April 16, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
(c)     Appointment of Principal Officer
On April 3, 2008, NUCRYST announced that Eliot M. Lurier would be stepping down, effective April 15, 2008, as Vice President, Finance and Administration and Chief Financial Officer and that NUCRYST has initiated a search for Mr. Lurier’s successor. Effective April 16, 2008 and pending the completion of the Company’s search and the appointment of a successor, Mr. Lurier’s role as the Company’s principal accounting officer will be performed on an interim basis by Karen Payne, the Company’s Assistant Controller. Ms. Payne, 35, is a certified general accountant and, during this interim period, will continue to serve as the Company’s Assistant Controller. Ms. Payne, has served as the Company’s Assistant Controller since May 2007 and, prior to that assignment, as the Company’s Accounting Manager since September 2002.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE:   April 22, 2008